                                                                   EXHIBIT 10.33

                                                                  SANTA ROSA, FL

RECORDING REQUESTED BY AND
WHEN RECORDED, RETURN TO:

Ane C. Priester
LATHAM & WATKINS LLP
633 W. FIFTH STREET, SUITE 4000
LOS ANGELES, CALIFORNIA 90017

================================================================================

              MORTGAGE, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT

                            DATED AS OF JULY 16, 2003

                                       BY

                              CALPINE CORPORATION,
                             A DELAWARE CORPORATION,
                                  AS MORTGAGOR

                                       TO

                              THE BANK OF NEW YORK,
                         A NEW YORK BANKING CORPORATION,
                                  AS MORTGAGEE

================================================================================

            THIS MORTGAGE IS GIVEN IN CONNECTION WITH A MULTISTATE TRANSACTION. THE INDEBTEDNESS SECURED HEREBY IS EVIDENCED BY A PROMISSORY NOTE EXECUTED OUTSIDE THE STATE OF FLORIDA. RECOVERY UNDER THIS MORTGAGE IS LIMITED TO SEVENTY FIVE MILLION DOLLARS $75,000,000 IN PRINCIPAL PLUS INTEREST, PROTECTIVE ADVANCES AND COSTS OF COLLECTION IN CONNECTION THEREWITH.

THIS MORTGAGE IS GIVEN TO SECURE A DEBT IN THE AMOUNT OF $75,000,000.00 ONLY. DOCUMENTARY STAMP TAX IN THE AMOUNT OF $262,500.00 IS PAID IN ACCORDANCE WITH FLORIDA ADMINISTRATIVE CODE RULE 12B-4.053(31)(b). INTANGIBLES TAX IN THE AMOUNT OF $150,000.00 IS PAID IN ACCORDANCE WITH FLORIDA ADMINISTRATIVE CODE RULE 12C-2.004(2)(b).

                                                                  SANTA ROSA, FL

                                TABLE OF CONTENTS

                                                                                                      Page
                                                                                                      ----
ARTICLE 1 - DEFINITIONS ..........................................................................       4

   1.1   DEFINED TERMS ...........................................................................       4
   1.2   ACCOUNTING TERMS ........................................................................       6

ARTICLE 2 - GENERAL COVENANTS AND PROVISIONS .....................................................       6

   2.1   MORTGAGOR PERFORMANCE OF SECURED DEBT DOCUMENTS .........................................       6
   2.2   GENERAL REPRESENTATIONS, COVENANTS AND WARRANTIES .......................................       7
   2.3   COMPLIANCE WITH LEGAL REQUIREMENTS ......................................................       7
   2.4   INSURANCE; APPLICATION OF INSURANCE PROCEEDS; APPLICATION OF EMINENT DOMAIN PROCEEDS ....       7
   2.5   ASSIGNMENT OF RENTS .....................................................................       8
   2.6   REJECTION OF GROUND LEASE BY LESSOR .....................................................       9
   2.7   EXPENSES ................................................................................       9
   2.8   MORTGAGEE ASSUMES NO OBLIGATIONS ........................................................       9
   2.9   FURTHER ASSURANCES ......................................................................      10
   2.10  ACTS OF MORTGAGOR .......................................................................      10
   2.11  AFTER-ACQUIRED PROPERTY .................................................................      10
   2.12  MORTGAGED PROPERTY ......................................................................      10
   2.13  POWER OF ATTORNEY .......................................................................      13
   2.14  COVENANT TO PAY .........................................................................      13
   2.15  SECURITY AGREEMENT ......................................................................      13

ARTICLE 3 - REMEDIES .............................................................................      14

   3.1   PROTECTIVE ADVANCES .....................................................................      14
   3.2   INSTITUTION OF EQUITY PROCEEDINGS .......................................................      14
   3.3   MORTGAGEE'S POWER OF ENFORCEMENT ........................................................      15
   3.4   MORTGAGEE'S RIGHT TO ENTER AND TAKE POSSESSION, OPERATE AND APPLY INCOME ................      17
   3.5   SEPARATE SALES ..........................................................................      18
   3.6   WAIVER OF APPRAISEMENT, MORATORIUM, VALUATION, STAY, EXTENSION AND REDEMPTION LAWS ......      18
   3.7   RECEIVER ................................................................................      18
   3.8   SUITS TO PROTECT THE MORTGAGED PROPERTY .................................................      19
   3.9   PROOFS OF CLAIM .........................................................................      19
   3.10  MORTGAGOR TO PAY AMOUNTS SECURED HEREBY ON ANY DEFAULT IN PAYMENT; APPLICATION OF
         MONIES BY MORTGAGEE .....................................................................      19
   3.11  DELAY OR OMISSION; NO WAIVER ............................................................      20
   3.12  NO WAIVER OF ONE DEFAULT TO AFFECT ANOTHER ..............................................      20
   3.13  DISCONTINUANCE OF PROCEEDINGS; POSITION OF PARTIES RESTORED .............................      21
   3.14  REMEDIES CUMULATIVE .....................................................................      21
   3.15  INTEREST AFTER EVENT OF DEFAULT .........................................................      21
   3.16  FORECLOSURE; EXPENSES OF LITIGATION .....................................................      21
   3.17  DEFICIENCY JUDGMENTS ....................................................................      22
   3.18  WAIVER OF JURY TRIAL ....................................................................      22
   3.19  EXCULPATION OF MORTGAGEE ................................................................      22

ARTICLE 4 - GENERAL ..............................................................................      22

   4.1   DISCHARGE ...............................................................................      22

   4.2   NO WAIVER ...............................................................................      23
   4.3   EXTENSION, REARRANGEMENT OR RENEWAL OF OBLIGATIONS ......................................      23
   4.4   FORCIBLE DETAINER .......................................................................      23
   4.5   WAIVER OF STAY OR EXTENSION .............................................................      23
   4.6   NOTICES .................................................................................      24
   4.7   SEVERABILITY ............................................................................      24
   4.8   APPLICATION OF PAYMENTS .................................................................      24
   4.9   GOVERNING LAW ...........................................................................      24
   4.10  AMENDMENTS ..............................................................................      24
   4.11  SUCCESSORS AND ASSIGNS ..................................................................      24
   4.12  RENEWAL, ETC ............................................................................      24
   4.13  FUTURE ADVANCES .........................................................................      24
   4.14  LIABILITY ...............................................................................      25
   4.15  SEVERABILITY AND COMPLIANCE WITH USURY LAW ..............................................      25
   4.16  RELEASE OF COLLATERAL ...................................................................      26
   4.17  TIME OF THE ESSENCE .....................................................................      26
   4.18  COUNTERPART EXECUTION ...................................................................      26
   4.19  RESERVED ................................................................................      26
   4.20  ATTORNEYS' FEES .........................................................................      26
   4.21  FIXTURE FILING UNDER UNIFORM COMMERCIAL CODE ............................................      26

                                                                  SANTA ROSA, FL

                            MORTGAGE, ASSIGNMENT OF
                          RENTS AND SECURITY AGREEMENT

      This MORTGAGE, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT (this "Mortgage"), dated as of July 16, 2003, is made by CALPINE CORPORATION, a Delaware corporation ("Mortgagor"), whose address is 50 West San Fernando Street, San Jose, CA 95113, to THE BANK OF NEW YORK, a New York banking corporation, not in its individual capacity but solely as Collateral Trustee under the Collateral Trust Agreement dated July 16, 2003 (the "Collateral Trust Agreement") among Mortgagor, Mortgagee, the 2007 Trustee, the 2010 Trustee, the 2013 Trustee, Credit Agreement Agent and Term Loan Administrative Agent ("Mortgagee"), whose address is 101 Barclay Street, New York, New York 10286. References to this "Mortgage" shall mean this instrument and any and all renewals, modifications, amendments, supplements, extensions, consolidations, substitutions, spreaders, restatements and replacements of this instrument.

      Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Collateral Trust Agreement.

                                    Recitals

            A. Mortgagor has entered into an Amended and Restated Credit Agreement dated as of July 16, 2003 (the "Credit Agreement") among, inter alia, Mortgagor, the Lenders referred to therein and The Bank of Nova Scotia as Administrative Agent, relating to a $500,000,000 senior secured credit facility made available in the form of revolving loans and term loan, including letters of credit issued thereunder.

            B. Mortgagor also will (a) issue $500,000,000 in aggregate principal amount of Second Priority Senior Floating Rate Secured Notes due 2007 (the "2007 Notes") pursuant to the Indenture dated as of July 16, 2003 (the "2007 Indenture") between Mortgagor and Wilmington Trust Company, as Trustee (together with its successors in such capacity, the "2007 Trustee"), (b) issue $1,150,000,000 in aggregate principal amount of 8.5% Second Priority Senior Secured Fixed Rate Notes due 2010 (the "2010 Notes") pursuant to the Indenture dated as of July 16, 2003 (the "2010 Indenture") between Mortgagor and Wilmington Trust Company, as Trustee (together with its successors in such capacity, the "2010 Trustee"), (c) issue $900,000,000 in aggregate principal amount of 8.75% Second Priority Senior Secured Fixed Rate Notes due 2013 (the "2013 Notes") pursuant to the Indenture dated as of July 16, 2003 (the "2013 Indenture") between Mortgagor and Wilmington Trust Company, as Trustee (together with its successors in such capacity, the "2013 Trustee"), and (d) borrow $750,000,000 in Term Loans (the "Term Loans") pursuant to a Term Loan Agreement dated as of July 16, 2003 (the "Term Loan Agreement") between Mortgagor and Goldman Sachs Credit Partners L.P., as Administrative Agent (together with its successors in such capacity, the "Term Loan Administrative Agent").

            C. As permitted pursuant to the Secured Debt Documents, Mortgagor may incur future debt which could, together with the obligations under the Credit Agreement, constitute Priority Lien Debt and Mortgagor may incur future debt which could, together with the 2007 Notes, 2010 Notes, the 2013 Notes and the Term Loans, constitute Parity Lien Debt, provided that the aggregate amount of the Secured Debt to be secured hereby shall not exceed $75,000,000. Mortgagor intends to secure the obligations, including the obligations (a) under the Credit Agreement and any future Priority Lien Debt, equally and ratably, on a priority basis, and, (b) subject to such priority, under the 2007 Notes, 2010 Notes, 2013 Notes and Term Loans and any future Parity Lien Debt, equally and ratably, as contemplated in the Collateral Trust Agreement.

            D. Mortgagor (i) is the owner of the interests in the lands described in Exhibit A attached hereto and (ii) owns, leases or otherwise has the right to use all of the buildings, improvements, structures and fixtures located on the lands described in Exhibit A and is executing and delivering this instrument in order to secure its Obligations (as defined below).

                                    Agreement

      NOW, THEREFORE, to secure the prompt and complete payment when and as due and payable of all of the obligations and liabilities of Mortgagor to Mortgagee, by acceleration or otherwise, arising out of or in connection with the Credit Agreement, the 2007 Indenture, the 2010 Indenture, the 2013 Indenture and the Term Loan Agreement and the obligations of Mortgagor set forth herein (collectively, the "Obligations"); however, granted, bargained, sold, warranted, mortgaged, and in consideration of the covenants herein and therein, Mortgagor, intending to be legally bound, does hereby grant, bargain, sell, convey, warrant, assign, transfer, mortgage, pledge, set over hypothecate, transfer and confirm unto Mortgagee as set forth in this Mortgage, all of Mortgagor's estate, right, title, interest, property, claim and demand, now or hereafter arising, in and to the following property and rights (herein collectively called the "Mortgaged Property"):

            (a) Mortgagor's interest under the Ground Lease (as modified, supplemented or amended from time to time, the "Ground Lease") executed as of July 16, 1999 between Sterling Fibers, Inc. and Mortgagor, and the leasehold estate created thereby in and to the lands and premises more particularly described in Exhibit A hereto (the "Site");

            (b) any and all easements, leases, licenses, option rights, rights-of-way and other rights used in connection with the Site or as a means of access thereto (including, without limitation, all rights of Mortgagor to exercise any election or option, to make any determination or to give any notice, consent, waiver or approval, or to take any other action under the Ground Lease), all easements for ingress and egress and easements for water, natural gas and sewage pipelines, running in favor of Mortgagor, or appurtenant to the Site or arising out of the Ground Lease, and any and all sidewalks, alleys, strips and gores of land adjacent thereto or used in connection therewith together with all and singular the tenements, hereditaments and appurtenances thereto, and with any land lying within the right-of-way of any streets, open or proposed, adjoining the same (including, without limitation, the easements, leases, licenses and other instruments described in Exhibit B hereto) (collectively, the "Easements"; and the Site and the Easements collectively referred to herein as the "Real Property");

            (c) all buildings, structures, fixtures and other improvements now or hereafter erected on the Real Property, including the Project (collectively, the "Improvements");

            (d) all machinery, apparatus, equipment, fittings, fixtures, boilers, turbines and other articles of personal property, including all goods and all goods which become fixtures, now owned or hereafter acquired by Mortgagor and now or hereafter located on, attached to or used in the operation of or in connection with the Real Property and/or the Improvements, and all replacements thereof, additions thereto and substitutions therefor, to the fullest extent permitted by applicable law (all of the foregoing being hereinafter collectively called the "Equipment");

            (e) all raw materials, work in process and other materials used or consumed in the construction of, or now or hereafter located on or used in connection with, the Real Property, the Improvements and/or the Equipment, (including, without limitation, fuel and fuel deposits, now or hereafter located on the Real Property or elsewhere or otherwise owned by Mortgagor) (the above items, together with the Equipment, being hereinafter collectively called the "Tangible Collateral");

            (f) all rights, powers, privileges and other benefits of Mortgagor (to the extent assignable) now or hereafter obtained by Mortgagor under the Ground Lease and/or from any Governmental Authority, including, without limitation, permits issued in the name of Mortgagor, governmental actions relating to the ownership, operation, management and use of the Real Property, Improvements, Equipment or Tangible Collateral, the development and financing of the Project, the Improvements and the Equipment, and any improvements, modifications or additions thereto;

            (g) any right of Mortgagor to elect to terminate the Ground Lease or remain in possession of the Real Property pursuant to 11 U.S.C. section 365(h)(1) or any similar provision of applicable law and any possessory rights of Mortgagor in the Real Property pursuant to 11 U.S.C section 365(h)(2) or any other similar provision of applicable law;

            (h) all the lands and interests in lands, tenements and hereditaments hereafter acquired by Mortgagor in connection with or appurtenant to the Real Property and/or any other property or rights subject to the lien hereof, including (without limitation) all interests of Mortgagor, whether as lessor or lessee, in any leases of land hereafter made and all rights of Mortgagor thereunder;

            (i) any and all other property in any way associated or used in connection with or appurtenant to the Real Property, Improvements, Equipment or Tangible Collateral that may from time to time, by delivery or by writing of any kind, be subjected to the lien hereof by Mortgagor or by anyone on its behalf or with its consent, or which may come into the possession or be subject to the control of Mortgagee pursuant to this Mortgage, being hereby collaterally assigned to Mortgagee and subjected or added to the lien or estate created by this Mortgage forthwith upon the acquisition thereof by Mortgagor, as fully as if such property were now owned by Mortgagor and were specifically described in this Mortgage and subjected to the lien and security interest hereof; and Mortgagee is hereby authorized to receive any and all such property as and for additional security hereunder; and

            (j) all the remainder or remainders, reversion or reversions, rents, revenues, issues, profits, royalties, income and other benefits derived from any of the foregoing, all of which are hereby assigned to Mortgagee, who is hereby authorized to collect and receive the same, to give proper receipts and acquittances therefor and to apply the same in accordance with the provisions of this Mortgage.

      Notwithstanding any provision herein to the contrary, the Mortgaged Property or any part thereof may be released from the conveyance created by this Mortgage in accordance with the provisions of the Collateral Trust Agreement.

      TO HAVE AND TO HOLD the said Mortgaged Property, whether now owned or held or hereafter acquired, unto Mortgagee, its successors and assigns, pursuant to the provisions of this Mortgage.

      IT IS HEREBY COVENANTED, DECLARED AND AGREED that the lien, security title, security interest or estate created by this Mortgage to secure the payment of the Obligations, both present and future, shall be first, prior and superior to any Lien, security interest, reservation of title or other interest (other than superior Permitted Liens) heretofore, contemporaneously or subsequently suffered or granted by Mortgagor, its legal representatives, successors or assigns, except only those, if any, expressly hereinafter referred to and that the Mortgaged Property is to be held, dealt with and disposed of by Mortgagee, upon and subject to the terms, covenants, conditions, uses and agreements set forth in this Mortgage.

      PROVIDED ALWAYS, that upon payment in full of the Obligations in accordance with the terms and provisions hereof and of the other Secured Debt Documents and the observance and performance by Mortgagor of its covenants and agreements set forth herein and therein, then this Mortgage and the estate hereby and therein granted shall be cancelled and surrendered and shall be reconveyed as provided herein below.

                            ARTICLE 1 - DEFINITIONS

      1.1 Defined Terms. 11 Capitalized terms used in this Mortgage and not otherwise defined herein shall have the meanings assigned to them in the Collateral Trust Agreement. Any term defined by reference to an agreement, instrument or other document shall have the meaning so assigned to it whether or not such document is in effect. In addition, for purposes of this Mortgage, the following definitions shall apply:

            "Applicable Law" means with respect to any Person or matter, any federal, state, regional, tribal or local statute, law, code, rule, treaty, convention, application, order, decree, consent decree, injunction, directive, determination or other requirement (whether or not having the force of law) relating to such Person or matter and, where applicable, any interpretation thereof by a Governmental Authority having jurisdiction with respect thereto or charged with the administration or interpretation thereof.

            "Default Rate" has the meaning ascribed to it in the Secured Debt Documents.

            "Easements" has the meaning ascribed to it in the Granting Clauses.

            "Equipment" has the meaning ascribed to it in the Granting Clauses.

            "Event of Default" means an Actionable Default as defined under the Collateral Trust Agreement.

            "Governmental Authority" means any and all courts, boards, agencies, commissions, offices or authorities of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city, tribe or otherwise) whether now or hereafter in existence charged with the administration, interpretation or enforcement of any Applicable Law.

            "Ground Lease" has the meaning ascribed to it in the Granting
Clauses.

            "Improvements" has the meaning ascribed to it in the Granting
Clauses.

            "Legal Requirements" means (i) any and all present and future judicial decisions, statutes, rulings, rules, regulations, licenses, decisions, orders, injunctions, decrees, permits, certificates or ordinances of any Governmental Authority in any way applicable to Mortgagor, or the Mortgaged Property, including the ownership, use, occupancy, operation, maintenance, repair or reconstruction thereof, and any other Applicable Law enacted by any Governmental Authority relating to health or the environment, (ii) Mortgagor's presently or subsequently effective Organic Documents, (iii) any and all Leases,
(iv) any and all leases and other contracts (written or oral) of any nature to which Mortgagor, or the Mortgaged Property may be bound and (v) any and all restrictions, restrictive covenants or zoning, present and future, as the same may apply to the Mortgaged Property.

            "Mortgaged Property" has the meaning ascribed to it in the Granting Clauses.

            "Obligations" has the meaning ascribed to it in the Granting
Clauses.

            "Organic Documents" means the Articles of Incorporation, Certificate of Incorporation, limited liability company certificate of formation and regulations or operating agreement, partnership agreement, limited partnership agreement, joint venture agreement, trust agreement or other similar documents governing the organization and operation of a business association.

            "Permitted Lien" means the outstanding liens, easements, building lines, restrictions, exceptions, reservations, conditions, limitations, security interests and other matters (if any) as set forth in the Secured Debt Documents.

            "Person" means any natural person, corporation, partnership, limited liability company, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

            "Proceeds" has the meaning assigned to it under the UCC and, in any event, shall include, without limitation, (i) any and all proceeds of any insurance (including, without limitation, property casualty and title insurance), indemnity, warranty or guaranty payable from time to time with respect to any of the Mortgaged Property; (ii) any and all proceeds in the form of accounts (as such term is defined in the UCC), security deposits, tax escrows (if any), down payments (to the extent the same may be pledged under applicable law), collections, contract rights, documents, instruments, letters of credit, chattel paper, liens and security instruments, guaranties or general intangibles relating in whole or in part to the Mortgaged Property and all rights and remedies of whatever kind or nature Mortgagor may hold or acquire for the purpose of securing or enforcing any obligation due Mortgagor thereunder.

            "Project" means that certain 500 MW (approximately) power generating facility located on the Real Property.

            "Real Property" has the meaning ascribed to it in the Granting Clauses.

            "Secured Debt Documents" has the meaning ascribed it in the Collateral Trust Agreement.

            "Site" has the meaning ascribed to it in the Granting Clauses.

            "State" means that state in which the Site is located.

            "Tangible Collateral" has the meaning ascribed to it in the Granting Clauses.

            "UCC" means the Uniform Commercial Code as in effect from time to time in the State of Florida, and the terms "Accounts," "Account Debtor, "As Extracted Collateral," "Chattel Paper," "Contract Rights," "Deposit Accounts," "Documents," "Electronic Chattel Paper," "General Intangibles," "Goods," "Equipment," "Fixtures," "Inventory," "Instruments," and "Proceeds" shall have the respective meanings assigned to such terms in the Uniform Commercial Code.

      1.2 Accounting Terms. As used herein and in any certificate or other document made or delivered pursuant hereto, accounting terms not defined herein shall have the respective meanings given to them under GAAP.

                  ARTICLE 2 - GENERAL COVENANTS AND PROVISIONS

      2.1 Mortgagor Performance of Secured Debt Documents. Mortgagor shall perform, observe and comply with each and every provision hereof, and with each and every provision contained in the Secured Debt Documents and shall promptly pay, when payment shall become due, the principal with interest thereon and all other sums required to be paid by Mortgagor under this

Mortgage and the other Secured Debt Documents at the time and in the manner provided in the Secured Debt Documents.

      2.2 General Representations, Covenants and Warranties. Mortgagor, to the best of its knowledge, represents, covenants and warrants that as of the date hereof: (a) Mortgagor has good and marketable title to that portion of the Real Property which constitutes real property interests including the Ground Lease and the leasehold estate created thereby, free and clear of all encumbrances except Permitted Liens with respect to the Site, the Ground Lease and other matters which, individually and in the aggregate, do not have a materially adverse effect upon the ownership or operation of the Site; (b) Mortgagor has the right to hold, occupy and enjoy its interest in the Real Property on and subject to the terms and conditions of the Ground Lease, and has good right, full power and lawful authority to grant the same as provided herein, and Mortgagee may at all times peaceably and quietly enter upon, hold, occupy and enjoy the Real Property in accordance with the terms hereof; (c) except as otherwise disclosed in the Secured Debt Documents, all costs arising from construction of any improvements, the performance of any labor and the purchase of all Mortgaged Property have been or shall be paid when due; (d) the Site has access for ingress and egress to dedicated street(s); and (e) no material part of the Mortgaged Property has been damaged, destroyed, condemned or abandoned.

      2.3 Compliance with Legal Requirements. Mortgagor shall promptly comply in all material respects with all Legal Requirements relating to its use and occupancy of the Mortgaged Property, whether or not such compliance requires work or remedial measures that are ordinary or extraordinary, foreseen or unforeseen, structural or nonstructural, or that interfere with the use or enjoyment of the Mortgaged Property.

      2.4 Insurance; Application of Insurance Proceeds; Application of Eminent Domain Proceeds.

            2.4.1 Mortgagor shall carry with financially sound and reputable insurance companies and in amounts as is customary in the industry or as otherwise required pursuant to the Secured Debt Documents, the following insurance: (1) workmen's compensation insurance and public liability and property damage insurance in respect of all activities in which Mortgagor might incur personal liability for the death of or injury to an employee or third person, or damage to or destruction of another's property; and (2) to the extent such insurance is carried by similar companies engaged in similar undertakings in, the same general areas in which the Mortgaged Property, is located, insurance in respect of the Equipment, against loss or damage by fire, lightning, hail, tornado, explosion and other similar risks, hazards, casualties and contingencies (including business interruption insurance covering loss of revenues) with limits and sublimits as appropriate; provided, that any such insurance may be provided by way of self insurance to the extent that similar companies engaged in similar undertakings in the same general areas also self-insure. Each insurance policy issued in connection therewith shall provide by way of endorsements, riders or otherwise that (i) name Mortgagee as a loss payee on all property insurance policies and an additional insured on all liability insurance policies, and provide that proceeds from property insurance policies will be payable to Mortgagee as its interest may appear, which proceeds are hereby assigned to Mortgagee, it being agreed by Mortgagor that such payments shall be applied A) if there be no Event of Default existing or which would exist but for due notice or lapse of time, or both, to the restoration, repair or replacement of the Mortgaged Property, or B) if there be an Event of Default existing, or which would exist but for due notice or lapse of time, or both, in accordance with the provisions of the Collateral Trust Agreement, either for the above stated purpose or toward the payment of the Indebtedness; (ii) the coverage of Mortgagee shall not be terminated, reduced or affected in any manner regardless of any breach or violation by Mortgagor of any warranties, declarations or conditions in such policy; (iii) no such insurance policy shall be canceled, materially endorsed, materially altered or reissued to effect a change in coverage for any reason and to any extent whatsoever unless such insurer, their authorized representative or Mortgagor shall have first given Mortgagee and each Secured Debt Representative thirty (30) days prior written notice thereof; and (iv) Mortgagee may, but shall not be obligated to, make premium payments to prevent any cancellation, endorsement, alteration or re-issuance and such payments shall be accepted by the insurer to prevent the same. Mortgagee shall be furnished with a certificate evidencing such coverage in form and content as are customary in the industry. All policies to be maintained under this Mortgage are to be issued on forms and by companies and with endorsements as are customary in the industry. Mortgagor shall maintain insurance in an amount sufficient to prevent Mortgagor from becoming a co-insurer under any policy required hereunder. If Mortgagor fails to maintain the level of insurance required under this Mortgage, then Mortgagor shall and hereby agrees to indemnify Mortgagee to the extent that a casualty occurs and insurance proceeds would have been available had such insurance been maintained;

            2.4.2 All insurance proceeds and all eminent domain proceeds shall be paid and/or shall be applied in accordance with the provisions of the Secured Debt Documents.

      2.5 Assignment of Rents. Mortgagor unconditionally and absolutely assigns to Mortgagee all of Mortgagor's right, title and interest in and to: all leases, subleases, occupancy agreements, licenses, rental contracts and other similar agreements now or hereafter existing relating to the use or occupancy of the Mortgaged Property, together with all guarantees, modifications, extensions and renewals thereof; and all rents, issues, profits, income and proceeds due or to become due from tenants of the Mortgaged Property (the "Leases"), including rentals and all other payments of any kind under any leases now existing or hereafter entered into, together with all deposits (including security deposits) of tenants thereunder. This is an absolute assignment to Mortgagee and not an assignment as security for the performance of the obligations under the Secured Debt Documents, or any other indebtedness. Subject to the provisions of herein below, Mortgagee shall have the right, power and authority to, but shall not be obligated to: notify any person that the Leases have been assigned to Mortgagee and that all rents and other obligations are to be paid directly to Mortgagee, whether or not Mortgagee has commenced or completed foreclosure or taken possession of the Mortgaged Property; settle compromise, release, extend the time of payment of, and make allowances, adjustments and discounts of any rents or other obligations under the Leases; enforce payment of rents and other rights under the Leases, prosecute any action or proceeding, and defend against any claim with respect to rents and Leases; enter upon, take possession of and operate the Mortgaged Property; lease all or any part of the Mortgaged Property; and/or perform any and all obligations of Mortgagor under the Leases and exercise any and all rights of Mortgagor therein contained to the full extent of Mortgagor's rights and obligations thereunder, with or without the bringing of any action or the appointment of a receiver. At Mortgagee's request, Mortgagor shall deliver a copy of this Mortgage to each tenant under a Lease.

Mortgagor irrevocably directs any tenant, without any requirement for notice to or consent by Mortgagor, to comply with all demands of Mortgagee under this
Section 2.5 and to turn over to Mortgagee on demand all rents which it receives. Mortgagee shall have the right, but not the obligation, to use and apply all rents received hereunder in such order and such manner as Mortgagee may determine in accordance with the Collateral Trust Agreement. Notwithstanding that this is an absolute assignment of the rents and Leases and not merely the collateral assignment of, or the grant of a lien or security interest in the rents and Leases, Mortgagee grants to Mortgagor a revocable license to collect and receive the rents and to retain, use and enjoy such rents. Such license may be revoked by Mortgagee only upon the occurrence of any Event of Default. Mortgagor shall apply any rents which it receives to the payment due under the Obligations, taxes, assessments, water charges, sewer rents and other governmental charges levied, assessed or imposed against the Mortgaged Property, insurance premiums, and other obligations of lessor under the Leases before using such proceeds for any other purpose.

      2.6 Rejection of Ground Lease by Lessor. To the extent applicable, if the lessor under the Ground Lease rejects or disaffirms the Ground Lease or purports or seeks to disaffirm the Ground Lease pursuant to any bankruptcy law, then:

            2.6.1 To the extent permitted by law, Mortgagor shall remain in possession of the Real Property demised under the Ground Lease and shall perform all acts reasonably necessary for Mortgagor to remain in such possession for the unexpired term of such Ground Lease (including all renewals), whether the then existing terms and provisions of such Ground Lease require such acts or otherwise; and

            2.6.2 All the terms and provisions of this Mortgage and the lien created by this Mortgage shall remain in full force and effect and shall extend automatically to all of Mortgagor's rights and remedies arising at any time under, or pursuant to, any bankruptcy or insolvency laws, including all of Mortgagor's rights to remain in possession of the Real Property.

      2.7 Expenses. Mortgagor shall indemnify Mortgagee with respect to any transaction or matter in any way connected with any portion of the Mortgaged Property, or Mortgagor's use, occupancy, or operation of the Mortgaged Property in accordance with the Collateral Trust Agreement.

      2.8 Mortgagee Assumes No Obligations. It is expressly agreed that, anything herein contained to the contrary notwithstanding, Mortgagor shall remain obligated under all agreements which are included in the definition of "Mortgaged Property" and shall perform all of its obligations thereunder in accordance with the provisions thereof, and neither Mortgagee nor any of the Secured Debtholders shall have any obligation or liability with respect to such obligations of Mortgagor, nor shall Mortgagee or any of the Secured Debtholders be required or obligated in any manner to perform or fulfill any obligations or duties of Mortgagor under such agreements, or to make any payment or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or take any action to collect or enforce the payment of any amounts which have been assigned to Mortgagee hereunder or to which Mortgagee or the Secured Debtholders may be entitled at any time or times.

      2.9 Further Assurances. Mortgagor shall, from time to time, at its expense, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that Mortgagee may reasonably request, in order to perfect and continue the lien and security interest granted hereby and to enable Mortgagee to obtain the full benefits of the lien and security interest granted or intended to be granted hereby. Mortgagor shall keep the Mortgaged Property free and clear of all Liens, other than Permitted Liens. Without limiting the generality of the foregoing, Mortgagor shall execute and record or file this Mortgage and each amendment hereto, and such financing or continuation statements, or amendments thereto, and such other instruments, endorsements or notices, as may be necessary, or as Mortgagee may reasonably request, in order to perfect and preserve the lien and security interest granted or purported to be granted hereby. Mortgagor hereby authorizes Mortgagee to file one or more financing statements or continuation statements, and amendments thereto, relative to all or any part of the Mortgaged Property necessary to preserve or protect the lien and security interest granted hereby without the signature of Mortgagor where permitted by law.

      2.10 Acts of Mortgagor. Except as provided in or permitted by the Secured Debt Documents, Mortgagor hereby represents and warrants that it has not granted, mortgaged, hypothecated, assigned or pledged and hereby covenants that it will not grant, mortgage, hypothecate, assign or pledge, so long as this Mortgage shall remain in effect, any of its right, title or interest in and to the Mortgaged Property or any part thereof, other than Permitted Liens, to anyone other than Mortgagee.

      2.11 After-Acquired Property. Any and all of the Mortgaged Property which is hereafter acquired shall immediately, without any further conveyance, assignment or act on the part of Mortgagor or Mortgagee, become and be subject to the lien and security interest of this Mortgage as fully and completely as though specifically described herein, but nothing contained in this Section 2.11 shall be deemed to modify or change the obligations of Mortgagor under Section
2.9 hereof. If and whenever from time to time Mortgagor shall hereafter acquire any real property or interest therein which constitutes or is intended to constitute part of the Mortgaged Property hereunder, Mortgagor shall promptly give notice thereof to Mortgagee and Mortgagor shall forthwith execute, acknowledge and deliver to Mortgagee a supplement to this Mortgage subjecting the property so acquired to the lien of this Mortgage.

      2.12 Mortgaged Property.

            2.12.1 Mortgagor shall pay or cause to be paid all rent and other charges required under the Ground Lease as and when the same are due and shall promptly and faithfully perform or cause to be performed all other material terms, obligations, covenants, conditions, agreements, indemnities and liabilities of Mortgagor under the Ground Lease. Mortgagor shall observe all applicable covenants, easements and other restrictions of record with respect to the Site, the Easements or to any other part of the Mortgaged Property, in all material respects.

            2.12.2 Mortgagor shall do, or cause to be done, all things necessary to preserve and keep unimpaired all rights of Mortgagor as lessee under the Ground Lease, and to prevent any default under the Ground Lease, or any termination, surrender, cancellation, forfeiture, subordination or impairment thereof. Mortgagor does hereby authorize and irrevocably appoint and constitute Mortgagee as its true and lawful attorney-in-fact, which appointment is coupled with an interest, in its name, place and stead, to take any and all actions deemed necessary or desirable by Mortgagee to perform and comply with all the obligations of Mortgagor under the Ground Lease, and to do and take upon the occurrence and during continuation of an Event of Default, but without any obligation so to do or take, any action which Mortgagee deems reasonably necessary to prevent or cure any default by Mortgagor under the Ground Lease, to enter into and upon the Real Property and Improvements or any part thereof as provided in the Secured Debt Documents in order to prevent or cure any default of Mortgagor pursuant thereto, to the end that the rights of Mortgagor in and to the leasehold estate created by the Ground Lease shall be kept free from default.

            2.12.3 Mortgagor shall use all reasonable efforts to enforce the obligations of the lessor under the Ground Lease in a commercially reasonable manner.

            2.12.4 Mortgagor shall not voluntarily surrender its leasehold estate and interest under the Ground Lease or modify, change, supplement, alter or amend the Ground Lease or affirmatively waive any provisions thereof, either orally or in writing, except as permitted in the Secured Debt Documents, and any attempt on the part of Mortgagor to do any of the foregoing without the written consent of Mortgagee shall be null and void.

            2.12.5 If any action or proceeding shall be instituted to evict Mortgagor or to recover possession of the Mortgaged Property or any part thereof or interest therein from Mortgagor or any action or proceeding otherwise affecting the Mortgaged Property or this Mortgage shall be instituted, then Mortgagor shall, immediately after receipt, deliver to Mortgagee a true and complete copy of each petition, summons, complaint, notice of motion, order to show cause and all other pleadings and papers, however designated, served in any such action or proceeding.

            2.12.6 Mortgagor covenants and agrees that the fee title to the Real Property and Improvements and the leasehold estate created under the Ground Lease shall not merge but shall always remain separate and distinct, notwithstanding the union of said estates either in Mortgagor or a third party by purchase or otherwise and, in case Mortgagor acquires the fee title or any other estate, title or interest in and to the Real Property and Improvements, the lien of this Mortgage shall, without further conveyance, simultaneously with such acquisition, be spread to cover and attach to such acquired estate and as so spread and attached shall be prior to the lien of any mortgage placed on the acquired estate after the date of this Mortgage.

            2.12.7 No release or forbearance of any of Mortgagor's obligations under the Ground Lease by the lessor thereunder, shall release Mortgagor from any of its obligations under this Mortgage.

            2.12.8 Mortgagor shall, within ten days after written demand from Mortgagee, deliver to Mortgagee proof of payment of all items that are required to be paid by Mortgagor under the Ground Lease, including, without limitation, rent, taxes, operating expenses and other charges.

            2.12.9 The lien of this Mortgage shall attach to all of Mortgagor's rights and remedies at any time arising under or pursuant to bankruptcy or insolvency law, including, without limitation, all of Mortgagor's rights to remain in possession of the Mortgaged Property. Mortgagor shall not elect to treat the Ground Lease as terminated under bankruptcy or insolvency law, and any such election shall be void.

                  2.12.9.1 If pursuant to bankruptcy or insolvency law, Mortgagor shall seek to offset against the rent reserved in the Ground Lease the amount of any damages caused by the nonperformance by the lessor or any other party of any of their respective obligations thereunder after the rejection by the lessor or such other party of the Ground Lease under any bankruptcy or insolvency law, then Mortgagor shall, prior to effecting such offset, notify Mortgagee of its intent to do so, setting forth the amount proposed to be so offset and the basis therefor. Mortgagee shall have the right to object to all or any part of such offset that, in the reasonable judgment of Mortgagee, would constitute a breach of the Ground Lease, and in the event of such objection, Mortgagor shall not effect any offset of the amounts found objectionable by Mortgagee. Neither Mortgagee's failure to object as aforesaid nor any objection relating to such offset shall constitute an approval of any such offset by Mortgagee.

                  2.12.9.2 If any action, proceeding, motion or notice shall be commenced or filed in respect of the lessor under the Ground Lease or any other party or in respect of the Ground Lease in connection with any case under any bankruptcy or insolvency law, then Mortgagee shall have the option to intervene in any such litigation with counsel of Mortgagee's choice. Mortgagee may proceed in its own name in connection with any such litigation, and Mortgagor agrees to execute any and all powers, authorizations, consents or other documents required by Mortgagee in connection therewith.

                  2.12.9.3 Mortgagor shall, after obtaining knowledge thereof, promptly notify Mortgagee of any filing by or against the lessor or other party with an interest in the Mortgaged Property of a petition under any bankruptcy or insolvency law. Mortgagor shall promptly deliver to Mortgagee, following receipt, copies of any and all notices, summonses, pleadings, applications and other documents received by Mortgagor in connection with any such petition and any proceedings relating thereto.

                  2.12.9.4 If there shall be filed by or against Mortgagor a petition under any bankruptcy or insolvency law, and Mortgagor, as lessee under the Ground Lease, shall determine to reject the Ground Lease pursuant to any bankruptcy or insolvency law, then Mortgagor shall give Mortgagee a notice of the date on which Mortgagor shall apply to the bankruptcy court for authority to reject the Ground Lease (such notice to be no later than twenty (20) days prior to such date). Mortgagee shall have the right, but not the obligation, to serve upon Mortgagor at any time prior to the date on which Mortgagor shall so apply to the bankruptcy court a notice stating that Mortgagee demands that Mortgagor assume and assign the Ground Lease to Mortgagee pursuant to any bankruptcy or insolvency law. If Mortgagee shall serve upon Mortgagor the notice described in the preceding sentence, to the extent permitted by law or Governmental Authority, Mortgagor shall not seek to reject the Ground Lease and shall comply with the demand provided for in the preceding sentence. In addition, effective upon the entry of an order for relief with respect to Mortgagor under any bankruptcy or insolvency law, Mortgagor hereby assigns and transfers to Mortgagee a non-exclusive right to apply to the bankruptcy court under any bankruptcy or insolvency law for an order extending the period during which the Ground Lease may be rejected or assumed; and shall (a) promptly notify Mortgagee of any default by Mortgagor in the performance or observance of any of the terms, covenants or conditions on the part of Mortgagor to be performed or observed under the Ground Lease and of the giving of any written notice by the lessor thereunder to Mortgagor of any such default, and (b) promptly cause a copy of each written notice given to Mortgagor by the lessor under the Ground Lease to be delivered to Mortgagee. Mortgagee may rely on any notice received by it from any such lessor of any default by Mortgagor under the Ground Lease and may take such action as may be permitted by law or Governmental Authority to cure such default even though the existence of such default or the nature thereof shall be questioned or denied by Mortgagor or by any Person on its behalf.

      2.13 Power of Attorney. Mortgagor does hereby irrevocably constitute and appoint Mortgagee, its true and lawful attorney (which appointment is coupled with an interest), with full power of substitution, for Mortgagor and in the name, place and stead of Mortgagor or in Mortgagee's own name, for so long as any of the Obligations are outstanding, to ask, demand, collect, receive, receipt for and sue for any and all rents, income and other sums which are assigned hereunder with full power to endorse the name of Mortgagor on all instruments given in payment or in part payment thereof, to settle, adjust or compromise any claims thereunder as fully as Mortgagor itself could do and file any claim or take any action or proceeding, either in its own name or in the name of Mortgagor or otherwise, as are necessary or appropriate to protect and preserve the right, title and interest of Mortgagee in and to such rents, income and other sums and the security intended to be afforded hereby; provided that Mortgagee shall not exercise such rights unless an Event of Default has occurred and is continuing.

      2.14 Covenant to Pay. If an Event of Default has occurred and is continuing and such Event of Default could reasonably be expected to materially and adversely affect Mortgagee's interest hereunder in the Mortgaged Property or result in personal injury, then Mortgagee, among its other rights and remedies, shall have the right, but not the obligation, to pay, observe or perform the same, in whole or in part, and with such modifications as Mortgagee reasonably shall deem advisable. To the extent provided in the Secured Debt Documents, all sums, including, without limitation, reasonable attorneys fees, so expended or incurred by Mortgagee by reason of the default of Mortgagor, or by reason of the bankruptcy or insolvency of Mortgagor, as well as, without limitation, sums expended or incurred to sustain the lien or estate of this Mortgage or its priority, or to protect or enforce any rights of Mortgagee hereunder, or to recover any of the Obligations, or to complete construction of the Project for which the Secured Debt Documents are intended as financing, or for repairs, maintenance, alterations, replacements or improvements thereto or for the protection thereof, or for real estate taxes or other governmental assessments or charges against any part of the Mortgaged Property, or premiums for insurance of the Mortgaged Property, shall be entitled to the benefit of the lien on the Mortgaged Property as of the date of the recording of this Mortgage, shall be deemed to be added to and be part of the Obligations secured hereby, whether or not the result thereof causes the total amount of the Obligations to exceed the stated amount set forth in the second introductory paragraph of this Mortgage, and shall be repaid by Mortgagor as provided in the Secured Debt Documents.

      2.15 Security Agreement.

            2.15.1 This Mortgage shall also be a security agreement between Mortgagor and Mortgagee covering the Mortgaged Property constituting personal property or fixtures (hereinafter collectively called "UCC Collateral") governed by the UCC in effect in the State as the same may be more specifically set forth in any financing statement delivered in connection with this Mortgage, and as further security for the payment and performance of the Obligations, Mortgagor hereby grants to Mortgagee a security interest in such portion of the Mortgaged Property to the full extent that the Mortgaged Property may be subject to the UCC. In addition to Mortgagee's other rights hereunder, Mortgagee shall have all rights of a secured party under the UCC. Mortgagor shall execute and deliver to Mortgagee all financing statements and such further assurances that may be required to establish, create, perfect (to the extent the same can be achieved by the filing of a financing statement) and maintain the validity and priority of Mortgagee's security interests, and Mortgagor shall bear all reasonable costs thereof, including all UCC searches. Except as otherwise provided in the Secured Debt Documents, if Mortgagee should dispose of any of the Mortgaged Property comprising the UCC Collateral pursuant to the UCC, ten (10) days prior written notice by Mortgagee to Mortgagor shall be deemed to be reasonable notice; provided, however, Mortgagee may dispose of such property in accordance with the foreclosure procedures of this Mortgage in lieu of proceeding under the UCC. Mortgagee may, but shall not be obligated to, from time to time execute and deliver at Mortgagor's expense, all continuation statements, termination statements, amendments, partial releases, or other instruments relating to all financing statements by and between Mortgagor and Mortgagee. Except as otherwise provided in the Secured Debt Documents, if an Event of Default shall occur and is continuing, (a) Mortgagee, in addition to any other rights and remedies which it may have, may exercise immediately and without demand to the extent permitted by law, any and all rights and remedies granted to a secured party under the UCC including, without limiting the generality of the foregoing, the right to take possession of the UCC Collateral or any part thereof, and to take such other measures as may be necessary for the care, protection and preservation of such collateral and (b) upon request or demand of Mortgagee, Mortgagor shall at its expense, assemble the UCC Collateral and make it available to Mortgagee at a convenient place acceptable to Mortgagee. Mortgagor shall pay to Mortgagee on demand, any and all expenses, including reasonable attorneys' fees and disbursements incurred or paid by Mortgagee in protecting the interest in the UCC Collateral and in enforcing the rights hereunder with respect to such UCC Collateral.

            2.15.2 Mortgagor agrees, to the extent permitted by law, that: (i) all or a part of the Mortgaged Property are or are to become fixtures; and (ii) the address of Mortgagor is as set forth on the first page of this Mortgage.

                              ARTICLE 3 - REMEDIES

      3.1 Protective Advances. If an Event of Default shall have occurred and is continuing, then without thereby limiting Mortgagee's other rights or remedies, waiving or releasing any of Mortgagor's obligations, or imposing any obligation on Mortgagee, Mortgagee may, but shall not be obligated to, either advance any amount owing or perform any or all actions as may be necessary or appropriate to cure such default. All such advances shall constitute "Protective Advances." No sums advanced or performance rendered by Mortgagee shall cure, or be deemed a waiver of any Event of Default.

      3.2 Institution of Equity Proceedings. If an Event of Default occurs and is continuing, Mortgagee may institute an action, suit or proceeding in equity for specific performance of this

Mortgage or any other Secured Debt Document, all of which shall be specifically enforceable by injunction or other equitable remedy.

      3.3 Mortgagee's Power of Enforcement.

            3.3.1 If an Event of Default occurs and is continuing, Mortgagee may, but shall not be obligated to, with respect to Mortgagee's equitable remedies set forth herein and as permitted under Florida law, subject to the terms and provisions of the Secured Debt Documents, exercise any or all of the following rights, remedies and recourses:

            3.3.2 Declare the Obligations to be immediately due and payable, and upon such declaration such principal and interest and other sums shall immediately become due and payable without further notice, presentment, protest, notice of intent to accelerate, notice of acceleration, demand or action of any nature whatsoever (each of which hereby is expressly waived by Mortgagor); provided, however, that such acceleration shall be automatic if the Event of Default is caused by a bankruptcy of Mortgagor.

            3.3.3 Enter the Mortgaged Property and take exclusive possession thereof and may have joint access with Mortgagor to the books, records and accounts relating thereto, without liability for trespass, damages or otherwise. If Mortgagor remains in possession of the Mortgaged Property after an Event of Default and without Mortgagee's prior written consent, Mortgagee may invoke any legal remedies to dispossess Mortgagor. Mortgagor shall pay to Mortgagee, upon demand, all costs and expenses of invoking such legal remedies and reasonable compensation to Mortgagee, its attorneys and agents, and all such costs, expenses and compensation shall, until paid, be secured by the lien of this Mortgage.

            3.3.4 Hold, lease, control, develop, manage, operate or otherwise use the Mortgaged Property upon such terms and conditions as reasonable under the circumstances but without being under any duty to so act:

                  (a) make all necessary and proper maintenance, repairs, renewals and replacements thereto and thereon, and all necessary additions, betterments and improvements thereto and thereon and purchase or otherwise acquire fixtures, personalty and other property in connection therewith;

                  (b) insure or keep the Mortgaged Property insured;

                  (c) manage and operate the Mortgaged Property and exercise all the rights and powers of Mortgagor in its name or otherwise with respect to the same;

                  (d) enter into agreements with others to exercise the powers herein granted Mortgagee, all as Mortgagee from time to time may determine; and shall apply the monies so received by Mortgagee in such priority as provided by Secured Debt Documents payable to the;

                  (e) rent or sublet the Mortgaged Property or any portion thereof for any purpose permitted by this Mortgage.

            Mortgagee shall surrender possession of the Mortgaged Property to Mortgagor (i) as may be required by law or court order, or (ii) when all amounts under any of the terms of the Secured Debt Documents, including this Mortgage, shall have been paid current and all Events of Default have been cured or waived. The same right of taking possession, however, shall exist if any subsequent Event of Default shall occur and be continuing.

            3.3.5 Institute proceedings for the complete foreclosure of this Mortgage, in which case the Mortgaged Property may be sold for cash or credit in one or more parcels. With respect to any notices required or permitted under the UCC, Mortgagor agrees that ten (10) days prior written notice shall be deemed commercially reasonable. At any such sale by virtue of any judicial proceedings or any other legal right, remedy or recourse, the title to and right of possession of any such property shall pass to the purchaser thereof, and to the fullest extent permitted by law, Mortgagor shall be completely and irrevocably divested of all of its right, title, interest, claim and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Mortgagor, and against all other persons claiming or to claim the property sold or any part thereof, by, through or under Mortgagor. Mortgagee, the Secured Debtholders or their nominee may be a purchaser at such sale and if Mortgagee, the Secured Debtholders or such nominee is the highest bidder, may credit the portion of the purchase price that would be distributed to Mortgagee (on behalf of the Secured Debtholders) against the Obligations in lieu of paying cash.

            3.3.6 Mortgagee, to the extent permitted by law, and without regard to the value, adequacy or occupancy of the security for the indebtedness and other sums secured hereby, may elect to the appoint a receiver to enter upon and take possession of the Mortgaged Property and to collect all earnings, revenues and receipts and apply the same as the court may direct, and such receiver may be appointed by any court of competent jurisdiction upon application by Mortgagee. To the extent permitted by law, or governmental rule or the Secured Debt Documents, Mortgagee may have a receiver appointed without notice to Mortgagor or any third party, and Mortgagee may waive any requirement that the receiver post a bond. To the extent permitted by law, or governmental rule or the Secured Debt Documents, Mortgagee shall have the power to designate and select the Person who shall serve as the receiver and to negotiate all terms and conditions under which such receiver shall serve. To the extent permitted by law, or governmental rule or the Secured Debt Documents, any receiver appointed on Mortgagee's behalf may be an affiliate of Mortgagee. The reasonable expenses, including receiver's fees, reasonable attorneys' fees, costs and agent's compensation, incurred pursuant to the powers herein contained shall be secured by this Mortgage. The right to enter and take possession of and to manage and operate the Mortgaged Property and to collect all earnings, revenues and receipts, whether by a receiver or otherwise, shall be cumulative to any other right or remedy available to Mortgagee under this Mortgage, the other Secured Debt Documents or otherwise available to Mortgagee and may be exercised concurrently therewith or independently thereof, but such rights shall be exercised in a manner which is otherwise in accordance with and consistent with the Secured Debt Documents. Mortgagee shall be liable to account only for such earnings, revenues and receipts (including, without limitation, security deposits) actually received by Mortgagee, whether received pursuant to this section or any other provision hereof. Notwithstanding the appointment of any receiver or other custodian, Mortgagee shall be entitled as pledgee to the possession and control of any cash, deposits, or instruments at the time held by, or payable or deliverable under the terms of this Mortgage to, Mortgagee.

            3.3.7 If an Event of Default occurs and is continuing, Mortgagee may institute an action, suit or proceeding in equity for specific performance of this Mortgage or any other Secured Debt Document, all of which shall be specifically enforceable by injunction or other equitable remedy Mortgagee may determine.

            3.3.8 The remedies described in this Section 3.3 may be exercised with respect to all or any portion of the UCC Collateral, either simultaneously with the judicial foreclosure of any real property encumbered hereby or independent thereof. Mortgagee may at any time be permitted to proceed with respect to all or any portion of the UCC Collateral in any manner permitted by the UCC. Mortgagor agrees that Mortgagee's inclusion of all or any portion of the UCC Collateral in a sale or other remedy exercised with respect to the real property encumbered hereby, as permitted by the UCC, is a commercially reasonable disposition of such property.

      3.4 Mortgagee's Right to Enter and Take Possession, Operate and Apply Income.

            (a) If an Event of Default occurs and is continuing, Mortgagor, upon demand of Mortgagee, shall forthwith surrender to Mortgagee the actual possession and, if and to the extent permitted by law, Mortgagee itself, or by such officers or agents as it may appoint, may enter and take possession of all of the Mortgaged Property, including the Tangible Collateral, without liability for trespass, damages or otherwise, and may exclude Mortgagor and its agents and employees wholly therefrom and may have joint access with Mortgagor to the books, papers and accounts of Mortgagor.

            (b) If an Event of Default has occurred and is continuing and Mortgagor shall for any reason fail to surrender or deliver the Mortgaged Property or any part thereof after Mortgagee's demand, Mortgagee may obtain a judgment or decree conferring on Mortgagee the right to immediate possession or requiring Mortgagor to deliver immediate possession of all or part of such property to Mortgagee and Mortgagor hereby specifically consents to the entry of such judgment or decree. Mortgagor shall pay to Mortgagee, upon demand, all costs and expenses of obtaining such judgment or decree and reasonable compensation to Mortgagee, its attorneys and agents, and all such costs, expenses and compensation shall, until paid, be secured by the lien, security title and security interest of this Mortgage.

            (c) Upon every such entering upon or taking of possession, Mortgagee may hold, store, use, operate, manage and control the Mortgaged Property and conduct the business thereof, and, from time to time without being under any duty to so act, may:

                  (1) make all necessary and proper maintenance, repairs, renewals and replacements thereto and thereon, and all necessary additions, betterments and improvements thereto and thereon and purchase or otherwise acquire fixtures, personalty and other property in connection therewith;

                  (2) insure or keep the Mortgaged Property insured;

                  (3) manage and operate the Mortgaged Property and exercise all the rights and powers of Mortgagor in their name or otherwise with respect to the same;

                  (4) enter into agreements with others to exercise the powers herein granted Mortgagee, all as Mortgagee from time to time may determine; and shall apply the monies so received by Mortgagee in such priority as provided by the Secured Debt Documents to (1) the payment of interest and principal due and payable to the Mortgagee, (2) the deposits for taxes and assessments and insurance premiums due, (3) the cost of insurance, taxes, assessments and other proper charges upon the Mortgaged Property or any part thereof; (4) the compensation, expenses and disbursements of the agents, attorneys and other representatives of Mortgagee as allowed under this Mortgage; and (5) any other charges or costs required to be paid by Mortgagor under the terms of the Secured Debt Documents.

                  (5) rent or sublet the Mortgaged Property or any portion thereof for any purpose permitted by this Mortgage.

            Mortgagee shall surrender possession of the Mortgaged Property to Mortgagor (i) as may be required by law or court order, or (ii) when all amounts under any of the terms of the Secured Debt Documents, including this Mortgage, shall have been paid current and all Events of Default have been cured or waived. The same right of taking possession, however, shall exist if any subsequent Event of Default shall occur and be continuing.

      3.5 Separate Sales. To the extent permitted by law or Governmental Authority, the Mortgaged Property may be sold in one or more parcels and in such manner and order as Mortgagee, in its sole discretion, may elect, it being expressly understood and agreed that the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

      3.6 Waiver of Appraisement, Moratorium, Valuation, Stay, Extension and Redemption Laws. Mortgagor agrees to the full extent permitted by law that if an Event of Default occurs and is continuing, neither Mortgagor nor anyone claiming through or under it shall or will set up, claim or seek to take advantage of any appraisement, moratorium, valuation, stay, extension or redemption laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Mortgage or the absolute sale of the Mortgaged Property or any portion thereof or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and Mortgagor for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may lawfully so do, the benefit of all such laws, and any and all right to have the assets comprising the Mortgaged Property marshalled upon any foreclosure of the lien hereof and agrees that Mortgagee or any court having jurisdiction to foreclose such lien may sell the Mortgaged Property in part or as an entirety.

      3.7 Receiver. If an Event of Default occurs and is continuing, Mortgagee, to the extent permitted by law, and without regard to the value, adequacy or occupancy of the security for the indebtedness and other sums secured hereby, shall be entitled as a matter of right, but shall not be obligated to, if it so elects to the appointment of a receiver to enter upon and take possession of the Mortgaged Property and to collect all earnings, revenues and receipts and apply the same as the court may direct, and such receiver may be appointed by any court of competent jurisdiction upon application by Mortgagee. To the extent permitted by law, Mortgagee may have a receiver appointed without notice to Mortgagor or any third party, and Mortgagee may waive any requirement that the receiver post a bond. To the extent permitted by law, Mortgagee shall have the power to designate and select the Person who shall serve as the receiver and to negotiate all terms and conditions under which such receiver shall serve. To the extent permitted by law, any receiver appointed on Mortgagee's behalf may be an Affiliate of Mortgagee. The reasonable expenses, including receiver's fees, reasonable attorneys' fees, costs and agents' compensation, incurred pursuant to the powers herein contained shall be secured by this Mortgage. The right to enter and take possession of and to manage and operate the Mortgaged Property and to collect all earnings, revenues and receipts, whether by a receiver or otherwise, shall be cumulative to any other right or remedy available to Mortgagee under this Mortgage, the other Secured Debt Documents or otherwise available to Mortgagee and may be exercised concurrently therewith or independently thereof, but such rights shall be exercised in a manner which is otherwise in accordance with and consistent with the Secured Debt Documents. Mortgagee shall be liable to account only for such earnings, revenues and receipts (including, without limitation, security deposits) actually received by Mortgagee, whether received pursuant to this section or any other provision hereof. Notwithstanding the appointment of any receiver or other custodian, Mortgagee shall be entitled as pledgee to the possession and control of any cash, deposits, or instruments at the time held by, or payable or deliverable under the terms of this Mortgage to, Mortgagee.

      3.8 Suits to Protect the Mortgaged Property. Mortgagee shall have the power and authority but shall not be obligated to institute and maintain any suits and proceedings as may be advisable (a) to prevent any impairment of the Mortgaged Property by any acts which may be unlawful or in violation of this Mortgage, (b) to preserve or protect its interest in the Mortgaged Property, or
(c) to restrain the enforcement of or compliance with any legislation or other Legal Requirement that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with such enactment, rule or order might impair the security hereunder or be prejudicial to Mortgagee's interest.

      3.9 Proofs of Claim. In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceedings affecting Mortgagor, any Affiliate or any guarantor, co-maker or endorser of any of Mortgagor's obligations, its creditors or its property, Mortgagee, to the extent permitted by law, shall be entitled but shall not be obligated to file such proofs of claim or other documents as may be necessary or advisable in order to have its claims allowed in such proceedings for the entire amount due and payable by Mortgagor under the Secured Debt Documents, at the date of the institution of such proceedings, and for any additional amounts which may become due and payable by Mortgagor after such date.

      3.10 Mortgagor to Pay Amounts Secured Hereby on Any Default in Payment; Application of Monies by Mortgagee.

            (a) In case of a foreclosure sale of all or any part of the Mortgaged Property and of the application of the proceeds of sale to the payment of the sums secured hereby, to the extent permitted by law, the Secured Debtholders shall be entitled to enforce payment from Mortgagor of any additional amounts then remaining due and unpaid and to recover judgment against Mortgagor for any portion thereof remaining unpaid, with interest at the Default Rate.

            (b) Mortgagor hereby agrees to the extent permitted by law, that no recovery of any such judgment by the Secured Debtholders or other action by the Secured Debtholders and no attachment or levy of any execution upon any of the Mortgaged Property or any other property shall in any way affect the Lien and security interest of this Mortgage upon the Mortgaged Property or any part thereof or any Lien, rights, powers or remedies of Mortgagee hereunder, but such Lien, rights, powers and remedies shall continue unimpaired as before.

            (c) Any monies collected or received by Mortgagee under this Section
3.10 shall be first applied to the payment of compensation, expenses and disbursements of the agents, attorneys and other representatives of the Mortgagee and the Secured Debtholders, and the balance remaining shall be applied as provided in the Collateral Trustee Agreement.

      3.11 Delay or Omission; No Waiver. No delay or omission of Mortgagee or the Secured Debtholders to exercise any right, power or remedy upon any Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to waive any such Event of Default or to constitute acquiescence therein. Every right, power and remedy given to Mortgagee whether contained herein or in the other Secured Debt Documents or otherwise available to Mortgagee may be exercised from time to time and as often as may be deemed expedient by Mortgagee.

      3.12 No Waiver of One Default to Affect Another. No waiver of any defaults hereunder shall extend to or affect any subsequent or any other defaults then existing, or impair any rights, powers or remedies consequent thereon. If Mortgagee (a) grants forbearance or an extension of time for the payment of any sums secured hereby; (b) takes other or additional security for the payment thereof; (c) waives or does not exercise any right granted in this Mortgage or any other Secured Debt Document; (d) releases any part of the Mortgaged Property from the lien or security interest of this Mortgage or any other instrument securing the Obligations; (e) consents to the filing of any map, plat or replat of the Real Property or any part thereof; (f) consents to the granting of any easement on the Real Property; or (g) makes or consents to any agreement changing the terms of this Mortgage or any other Secured Debt Document subordinating the lien or any charge hereof, no such act or omission shall release, discharge, modify, change or affect the liability under this Mortgage or any other Secured Debt Document or otherwise of Mortgagor, or any subsequent purchaser of the Mortgaged Property or any part thereof or any maker, co-signer, surety or guarantor with respect to any other matters not addressed by such act or omission. No such act or omission shall preclude Mortgagee from exercising any right, power or privilege herein granted or intended to be granted in case of any Event of Default then existing or of any subsequent Event of Default, nor, except as otherwise expressly provided in an instrument or instruments executed by Mortgagee, shall the lien or security interest of this Mortgage be altered thereby, except to the extent expressly provided in such acts or omissions. In the event of the sale or transfer by operation of law or otherwise of all or any part of the Mortgaged Property, Mortgagee, without notice to any person, firm or corporation, is hereby authorized and empowered to deal with any such vendee or transferee with reference to the Mortgaged Property or the indebtedness secured hereby, or with reference to any of the terms or conditions hereof, as fully and to the same extent as it might deal with the original parties hereto and without in any way releasing or discharging any of the liabilities or undertakings hereunder, or waiving its right to declare such sale or transfer an Event of Default as provided herein. Notwithstanding anything to the contrary contained in this Mortgage or any other Secured Debt Document, (i) in the case of any non-monetary default, Mortgagee may continue to accept payments due hereunder without thereby waiving the existence of such or any other default and
(ii) in the case of any monetary Event of Default, Mortgagee may accept partial payments of any sums due hereunder without thereby waiving the existence of such Event of Default if the partial payment is not sufficient to completely cure such Event of Default.

      3.13 Discontinuance of Proceedings; Position of Parties Restored. If Mortgagee shall have proceeded to enforce any right or remedy under this Mortgage by foreclosure, entry of judgment or otherwise and such proceedings shall have been discontinued or abandoned for any reason, or such proceedings shall have resulted in a final determination adverse to Mortgagee, then and in every such case Mortgagor and Mortgagee shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of Mortgagee shall continue as if no such proceedings had occurred or had been taken.

      3.14 Remedies Cumulative. Subject to the provisions of Section 4.15 hereof, no right, power or remedy, including without limitation remedies with respect to any security for the Obligations, conferred upon or reserved to Mortgagee by this Mortgage or any other Secured Debt Document is exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder or under any other Secured Debt Document, now or hereafter existing at law, in equity or by statute, and Mortgagee shall be entitled to resort to such rights, powers, remedies or security as Mortgagee may deem advisable.

      3.15 Interest After Event of Default. If an Event of Default shall have occurred and is continuing, all sums outstanding and unpaid under the Secured Debt Documents, including this Mortgage, may bear interest at the Default Rate until such Event of Default has been cured. Mortgagor's obligation to pay such interest shall be secured by this Mortgage.

      3.16 Foreclosure; Expenses of Litigation. If Mortgagee forecloses, reasonable attorneys' fees for services in the supervision of said foreclosure proceeding shall be allowed to the Mortgagee as part of the foreclosure costs. In the event of foreclosure of the lien hereof, there shall be allowed and included as additional indebtedness all reasonable expenditures and expenses which may be paid or incurred by or on behalf of Mortgagee for attorneys' fees, appraisers' fees, outlays for documentary and expert evidence, stenographers' charges, publication costs, and costs (which may be estimated as to items to be expended after foreclosure sale or entry of the decree) of procuring all such abstracts of title, title searches and examinations, title insurance policies and guarantees, and similar data and assurances with respect to title as are necessary either to prosecute such suit or to evidence to a bidder at any sale which may be had pursuant to such decree the true condition of the title to or the value of the Mortgaged Property or any portion thereof. All expenditures and expenses of the nature in this section mentioned, and such expenses and fees as may be incurred in the protection of the Mortgaged Property and the maintenance of the lien and security interest of this Mortgage, including the reasonable fees of any attorney employed by Mortgagee in any litigation or proceeding affecting this Mortgage or any other Secured Debt Document, the Mortgaged Property or any portion thereof, including, without limitation, civil, probate, appellate and bankruptcy proceedings, or in preparation for the commencement or defense of any proceeding or threatened suit or proceeding, shall be immediately due and payable by Mortgagor, with interest thereon at the Default Rate, and shall be secured by this Mortgage. Mortgagee waives its right to any statutory fee in connection with any judicial or nonjudicial foreclosure of the lien hereof and agrees to accept a reasonable fee for such services.

      3.17 Deficiency Judgments. If after foreclosure of this Mortgage, there shall remain any deficiency with respect to any amounts payable under the Secured Debt Documents, including hereunder, or any amounts secured hereby, and Mortgagee may institute any proceedings to recover such deficiency or deficiencies, all such amounts shall continue to bear interest at the Default Rate. Mortgagor waives any defense to Mortgagee's recovery against Mortgagor of any deficiency after any foreclosure sale of the Mortgaged Property. To the extent permitted by law, Mortgagor expressly waives any defense or benefits that may be derived from any statute granting Mortgagor any defense to any such recovery by Mortgagee. In addition, Mortgagee shall be entitled to recovery of all of its reasonable costs and expenditures (including without limitation any court imposed costs) in connection with such proceedings, including their reasonable attorneys' fees, appraisal fees and the other costs, fees and expenditures referred to in Section 3.16 above. This provision shall survive any foreclosure or sale of the Mortgaged Property, any portion thereof and/or the extinguishment of the lien hereof.

      3.18 Waiver of Jury Trial. Mortgagee and Mortgagor each waive any right to have a jury participate in resolving any dispute whether sounding in contract, tort or otherwise arising out of, connected with, related to or incidental to the relationship established between them in connection with this Mortgage or any other Secured Debt Document. Any such disputes shall be resolved in a bench trial without a jury.

      3.19 Exculpation of Mortgagee. The acceptance by Mortgagee of the assignment contained herein with all of the rights, powers, privileges and authority created hereby shall not, prior to entry upon and taking possession of the Mortgaged Property by Mortgagee, be deemed or construed to make Mortgagee a "mortgagee in possession"; nor thereafter or at any time or in any event obligate Mortgagee to appear in or defend any action or proceeding relating to the Mortgaged Property, nor shall Mortgagee, prior to such entry and taking, be liable in any way for any injury or damage to person or property sustained by any Person in or about the Mortgaged Property.

                               ARTICLE 4 - GENERAL

      4.1 Discharge. When all of the Obligations shall have been paid in full, then this Mortgage and the lien and security interest created hereby shall be of no further force and effect, Mortgagor shall be released from the covenants, agreements and obligations of Mortgagor contained in this Mortgage and all right, title and interest in and to the Mortgaged Property shall revert to Mortgagor. Mortgagee, at the request and the expense of Mortgagor, shall promptly execute a deed of reconveyance and such other documents as may be reasonably requested by Mortgagor to evidence the discharge and satisfaction of this Mortgage and the release of Mortgagor from its obligations hereunder.

      4.2 No Waiver. The exercise of the privileges granted in this Mortgage to perform Mortgagor's obligations under the agreements which constitute the Mortgaged Property shall in no event be considered or constitute a waiver of any right which Mortgagee may have at any time, after an Event of Default shall have occurred and be continuing, to declare the Obligations to be immediately due and payable. No delay or omission to exercise any right, remedy or power accruing upon any default shall impair any such right, remedy or power or shall be construed to be a waiver of any such default or acquiescence therein; and every such right, remedy and power may be exercised from time to time and as often as may be deemed expedient.

      4.3 Extension, Rearrangement or Renewal of Obligations. It is expressly agreed that any of the Obligations at any time secured hereby may be from time to time extended for any period, or with the consent of Mortgagor rearranged or renewed, and that any part of the security herein described, or any other security for the Obligations, may be waived or released, without altering, varying or diminishing the force, effect or lien or security interest of this Mortgage; and the lien and security interest granted by this Mortgage shall continue as a prior lien and security interest on all of the Mortgaged Property not expressly so released, until the Obligations are fully paid and this Mortgage is terminated in accordance with the provisions hereof; and no other security now existing or hereafter taken to secure the payment of the Obligations or any part thereof or the performance of any obligation or liability of Mortgagor whatever shall in any manner impair or affect the security given by this Mortgage; and all security for the payment of the Obligations or any part thereof and the performance of any obligation or liability shall be taken, considered and held as cumulative.

      4.4 Forcible Detainer. Mortgagor agrees for itself and all Persons claiming by, through or under it, that subsequent to foreclosure hereunder in accordance with this Mortgage and applicable law if Mortgagor shall hold possession of the Mortgaged Property or any part thereof, Mortgagor or the Persons so holding possession shall be guilty of trespass; and any such Person (including Mortgagor) failing or refusing to surrender possession upon demand shall be guilty of forcible detainer and shall be liable to Mortgagee or any purchaser in foreclosure, as applicable, for reasonable rental on said premises, and shall be subject to eviction and removal in accordance with law.

      4.5 Waiver of Stay or Extension. To the extent permitted to be waived by law, Mortgagor shall not at any time insist upon or plead or in any manner whatever claim the benefit or advantage of any stay, extension or moratorium law now or at any time hereafter in force in any locality where the Mortgaged Property or any part thereof may or shall be situated, nor shall Mortgagor claim any benefit or advantage from any law now or hereafter in force providing for the valuation or appraisement of the Mortgaged Property or any part thereof prior to any sale thereof to be made pursuant to any provision of this Mortgage or to a decree of any court of competent jurisdiction, nor after any such sale shall Mortgagor claim or exercise any right conferred by any law now or at any time hereafter in force to redeem the Mortgaged Property so sold or any part thereof; and Mortgagor hereby expressly waives all benefit or advantage of any such law or laws and the appraisement of the Mortgaged Property or any part thereof, and covenants that Mortgagor shall not hinder or delay the execution of any power herein granted and delegated to Mortgagee but that Mortgagor shall permit the execution of every such power as though no such law had been made.

      4.6 Notices. Except where certified or registered mail notice is required by applicable law, any notice to Mortgagor or Mortgagee required or permitted hereunder shall be deemed to be given when given in the manner prescribed in the Collateral Trust Agreement.

      4.7 Severability. All rights, powers and remedies provided herein may be exercised only to the extent that the exercise thereof does not violate any applicable law, and are intended to be limited to the extent necessary so that they will not render this Mortgage invalid, unenforceable or not entitled to be recorded, registered or filed under any applicable law. In the event any term or provision contained in this Mortgage is in conflict, or may hereafter be held to be in conflict, with the laws of the State or of the United States of America, this Mortgage shall be affected only as to such particular term or provision, and shall in all other respects remain in full force and effect.

      4.8 Application of Payments. In the event that any part of the Obligations cannot lawfully be secured hereby, or in the event that the lien and security interest hereof cannot be lawfully enforced to pay any part of the Obligations, or in the event that the lien or security interest created by this Mortgage shall be invalid or unenforceable as to any part of the Obligations, then all payments on the Obligations shall be deemed to have been first applied to the complete payment and liquidation of that part of the Obligations which is not secured by this Mortgage and the unsecured portion of the Obligations shall be completely paid and liquidated prior to the payment and liquidation of the remaining secured portion of the Obligations.

      4.9 GOVERNING LAW. THIS MORTGAGE IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA.

      4.10 Amendments. This Mortgage may be amended, supplemented or otherwise modified only by an instrument in writing signed by Mortgagor and Mortgagee.

      4.11 Successors and Assigns. All terms of this Mortgage shall run with the land and bind each of Mortgagor and Mortgagee and their respective successors and assigns, and all Persons claiming under or through Mortgagor or Mortgagee, as the case may be, or any such successor or assign, and shall inure to the benefit of Mortgagee and Mortgagor, and their respective successors and assigns.

      4.12 Renewal, Etc. To the extent permitted under the other Secured Debt Documents, Mortgagee may, but shall not be obligated to, at any time and from time to time renew or extend this Mortgage, or alter or modify the same in any way, or waive any of the terms, covenants or conditions hereof in whole or in part and may release any portion of the Mortgaged Property or any other security, and grant such extensions and indulgences in relation to the Obligations as Mortgagee may determine, without the consent of any junior lienor or encumbrancer and without any obligation to give notice of any kind thereto and without in any manner affecting the priority of the lien and security interest hereof on any part of the Mortgaged Property; provided that nothing in this Section 4.12 shall grant Mortgagee the right to alter or modify the Mortgage without the consent of the Mortgagor unless otherwise specifically permitted in this Mortgage.

      4.13 Future Advances. It is understood and agreed that this Mortgage secures, among other things, (i) the Priority Lien Debt (including future advances to be made with respect thereto), and all other Obligations of Mortgagor under the Priority Lien Documents; (ii) the Parity Lien Debt (including future advances to be made with respect thereto), and all other Obligations of Mortgagor under the Parity Lien Documents; (iii) all Obligations under any other Priority Lien Debt or Parity Lien Debt; (iv) any sums advanced or expenses or costs incurred by Mortgagee or any Secured Debtholder, or by any receiver appointed hereunder, which are made or incurred pursuant to, or permitted by, the terms hereof, plus interest thereon at the rate therein specified or otherwise agreed upon, from the date of the advances or the incurring of such expenses or costs until reimbursed; (v) any and all other indebtedness of Mortgagor to Mortgagee now or hereafter owing, whether direct or indirect, primary or secondary, fixed or contingent, joint or several, regardless of how evidenced or arising, where the indebtedness provides that it is secured hereby; and (vi) any extensions, refinancings, modifications or renewals of all such indebtedness described in subparagraphs (i) through (iv) above, whether or not Mortgagor executes any extension agreement or renewal instrument, and that the lien of any such future advances shall relate to the date of this Mortgage. The maximum amount of future advances secured by this Mortgage is $75,000,000.

      4.14 Liability. Notwithstanding any provision in this Mortgage to the contrary, none of Mortgagee or any Secured Debt Representative or any of their agents shall be liable for any error of judgment or act done in good faith, or be otherwise responsible or accountable under any circumstances whatsoever. None of Mortgagee or any Secured Debt Representative or any of their agents shall be personally liable in case of entry by them, or anyone entering by virtue of the powers herein granted them, upon the Mortgaged Property for debts contracted or liability or damages incurred in the management or operation of the Mortgaged Property. Such persons shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by them hereunder, believed by them in good faith to be genuine. Mortgagee or any Secured Debt Representative or any of their agents shall be entitled to reimbursement for expenses incurred by them in the performance of their duties hereunder and to reasonable compensation for such of their services hereunder as shall be rendered. Mortgagor will, from time to time, pay the compensation due hereunder and reimburse such parties for, and save them harmless against, any and all liability and expenses which may be incurred by them in the performance of their duties.

      4.15 Severability and Compliance With Usury Law. The Secured Debt Documents are intended to be performed in accordance with, and only to the extent permitted by, all applicable Applicable Laws and Legal Requirements. If any provision of any of the Secured Debt Documents or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the remainder of the instrument in which such provision is contained, nor the application of such provision to other persons or circumstances, nor the other instruments referred to hereinabove, shall be affected thereby, but rather shall be enforceable to the greatest extent permitted by law. It is expressly stipulated and agreed to be the intent of Mortgagor at all times to comply with the applicable State law governing the maximum rate or amount of interest payable on or in connection with the Obligations. If the Applicable Law is ever judicially interpreted so as to render usurious any amount called for under the Secured Debt Documents, or contracted for, charged, taken, reserved or received with respect to the extension of credit evidenced by the Secured Debt Documents or if acceleration of the maturity of the Obligations or if any prepayment by Mortgagor results in Mortgagor having paid any interest in excess of that permitted by law, then it is Mortgagor's express intent that all excess amounts theretofore collected by

Mortgagee be credited on the principal balance due under the Secured Debt Documents (or, if the Secured Debt Documents have been or would thereby be paid in full, refunded to Mortgagor), and the provisions of the Secured Debt Documents immediately be deemed reformed and the amounts thereafter collectible thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder. The right to accelerate maturity of Obligations does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Mortgagee may not collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to Mortgagee for the use, forbearance or detention of the Obligations may, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the Obligations until payment in full so that the rate or amount of interest on account of the Obligations does not exceed the applicable usury ceiling.

      4.16 Release of Collateral. Notwithstanding any provision herein to the contrary, the Mortgaged Property or any part thereof shall be released from the security interest created by this Mortgage in accordance with the provisions of the Collateral Trust Agreement.

      4.17 Time of the Essence. Mortgagor acknowledges that time is of the essence in performing all of Mortgagor's obligations set forth herein.

      4.18 Counterpart Execution. This Mortgage may be executed by the parties hereto in any number of counterparts (and be each of the parties hereof on separate counterparts), each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

      4.19 Reserved

      4.20 Attorneys' Fees. Notwithstanding anything contained herein to the contrary, (i) "reasonable attorneys' fees" are not, and shall not be, statutory attorneys' fees under State law, (ii) if, under any circumstances Mortgagor is required hereunder to pay any or all of Mortgagee's attorneys' fees and expenses, Mortgagor shall be responsible only for actual legal fees and out of pocket expenses actually incurred by Mortgagee at customary hourly rates for the work done, and (iii) Mortgagor shall not be liable under any circumstances for additional attorneys' fees or expenses under the State law.

      4.21 Fixture Filing Under Uniform Commercial Code. Mortgagor and Mortgagee agree, to the extent permitted by law, that: (i) this Mortgage upon recording or registration in the real estate records of the proper office shall constitute a financing statement filed as a "fixture filing" within the meaning of Sections 9-313 and 9-402 of the UCC; and (ii) the addresses of Mortgagor and Mortgagee are as set forth on the first page of this Mortgage.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, Mortgagor has caused this Mortgage to be duly executed and delivered as of the day and year first above written.

                                        MORTGAGOR:

                                        CALPINE CORPORATION, a Delaware
                                        corporation


                                        By: ____________________________________
                                        Name: __________________________________
                                        Title: _________________________________

THE STATE OF       ss.
                   ss.
COUNTY OF          ss.

            This instrument was acknowledged before me on ___________________, 2003, by ___________________, as ___________________ of Calpine Corporation, a
Delaware corporation.


                                        ________________________________________
                                        Notary Public, State of ________________
                                        My Commission Expires: _________________

                                        ________________________________________
                                        Printed Name of Notary

                                                                  SANTA ROSA, FL

                                    EXHIBIT A

                            (DESCRIPTION OF PREMISES)

                                                                  SANTA ROSA, FL

                                    EXHIBIT B

                          (ACCESS EASEMENT DESCRIPTION)

            Grant of Easements, dated as of May 7, 2001, executed by Sterling Fibers, Inc., in favor of Santa Rosa Energy LLC, recorded on May 29, 2001 with the Public Records of Santa Rosa County, Florida in Book 1906, Page 1675.